Exhibit 5.1

April 3, 2012

ExamWorks Group, Inc.
3280 Peachtree Road NE
Suite 2625
Atlanta, GA 30305

Re:	Re: ExamWorks Group, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to ExamWorks Group, Inc., a Delaware corporation (the “Company”), and the Guarantors (as defined below), in connection with the  filing of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the exchange of the Company’s 9% Senior Notes due 2019, which have been registered under the Securities Act (the “Exchange Notes”), for a like principal amount of its issued and outstanding 9% Senior Notes due 2019, which have not been registered under the Securities Act (the “Original Notes”), upon the terms and subject to the conditions set forth in the Registration Statement and the related Letter of Transmittal (which, together with the Registration Statement, constitute the “Exchange Offer”).  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Exchange Notes and the guarantees thereof will be and the Original Notes are governed by the indenture dated as of July 19, 2011 (the “Indenture”), among the Company, the Guarantors named therein (the “Guarantors”) and U.S. Bank National Associate, as trustee.  The Exchange Offer constitutes an offer to exchange up to $250,000,000 aggregate principal amount of the Exchange Notes for up to an equal aggregate principal amount of the Original Notes.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments of the Company as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)  the Registration Statement;

(ii)  the Indenture;

(iii)  the Exchange Notes;

(iv)  the guarantees with respect to the Exchange Notes issued by each of the Guarantors (the “Guarantees”);

(v)  the certificate of incorporation of the Company, certified as of March 23, 2012 by the Secretary of State of the State of Delaware, and the bylaws of the Company as presently in effect as certified by the Secretary of the Company as of the date hereof (collectively, the “Company Charter Documents”);

ExamWorks Group, Inc.
April 3, 2012

(vi)  the certificate or articles of formation or incorporation, as applicable, of each of the guarantors listed on Schedule I hereto (collectively, the “Schedule I Guarantors”; together with the Issuer, the “Covered Transaction Parties”), certified as of March 22, 2012, March 23, 2012 or March 27, 2012, as applicable, by the Secretary of State of the state of their formation or incorporation as shown on Schedule I and the operating agreement or bylaws, as applicable, of each of the Schedule I Guarantors as presently in effect as certified by the respective Secretary of each of the Schedule I Guarantors as of the date hereof;

(vii)  certificates of the Secretary of State of their state of formation or incorporation, as applicable, as to the incorporation or formation and good standing of each of the Covered Transaction Parties under the laws of such states, as of March 21, 2012, March 22, 2012 or March 23, 2012, as applicable; and

(viii)  resolutions adopted by the members and/or the board of directors, as applicable, of each of the Covered Transaction Parties, certified by the respective Secretary of each such Covered Transaction Party, relating to the execution and delivery of, and the performance by each Covered Transaction Party of its respective obligations under, the Transaction Documents (as defined herein).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

The Exchange Notes, the Guarantees and the Indenture are referred to herein, individually, as a “Transaction Document” and, collectively, as the “Transaction Documents.”

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due authorization, execution and delivery of the Transaction Documents by the Covered Transaction Parties); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that the Transaction Documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Company and the Guarantors), enforceable against such parties (other than the Company and the Guarantors) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and Guarantors and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

ExamWorks Group, Inc.
April 3, 2012

1.           When the Exchange Notes have been duly authenticated by U.S. Bank National Association, in its capacity as Trustee, and duly executed and delivered on behalf of the Company as contemplated by the Registration Statement, the Exchange Notes will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.           When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees on the Exchange Notes have been duly endorsed, the Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (i) the internal laws of the States of California, New York and Illinois, the Delaware General Corporation Law, and the Delaware Limited Liability Company Act, and (ii) the federal laws of the United States and as provided in the next sentence.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to being named as counsel to the Company and the Guarantors in the Registration Statement, to the references therein to our Firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP

SCHEDULE I

Schedule I Guarantors

Company Name	Jurisdiction of Formation
ExamWorks, Inc.	Delaware
Marquis Medical Administrators, Inc.	New York
ExamWorks Review Services, LLC	Delaware
ExamWorks Evaluations of New York, LLC	New York
Network Medical Review Company, Ltd.	Illinois
Network Medical Management Company, Ltd.	Illinois
Insurance Appeals, Ltd.	Illinois
Elite Physicians, Ltd.	Illinois
WorkersFirst, Inc.	Illinois
Medical Evaluation Specialists	California
DDA Management Services, LLC	New York
MES Management Services, Inc.	New York
ExamWorks Canada, Inc.	Delaware
ExamWorks Europe, Inc.	Delaware
Medicolegal Services, LLC	Delaware
IME Resources, LLC	Delaware
CredentialMed, LLC	Delaware
iSalus, LLC	Delaware